      As filed with the Securities and Exchange Commission on September 14, 2001
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------

                   Cardiodynamics International Corporation
            (Exact name of registrant as specified in its charter)

          California                                      95-3533362
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

                         -----------------------------

        6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                (858) 535-0202
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -----------------------------

                               Michael K. Perry
                            Chief Executive Officer
                   CardioDynamics International Corporation
        6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                (858) 535-0202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -----------------------------

                                   Copy to:
                             David R. Snyder, Esq.
                            Pillsbury Winthrop LLP
                         101 West Broadway, Suite 1800
                          San Diego, California 92101

                        -----------------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

                        -----------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
  Title of Shares                 Amount To Be            Proposed Maximum            Proposed Maximum Aggregate      Amount of
  To Be Registered                 Registered         Offering Price Per Unit/(1)/      Offering Price/(1)/        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common stock, no par
  value per share                 3,000,000 shares              $ 5.745                      $ 17,235,000.00           $ 4,308.75
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low prices of the common stock on September 10, 2001.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. You should rely only on the information contained in this preliminary prospectus.


PRELIMINARY PROSPECTUS           Subject to completion, dated September 14, 2001
--------------------------------------------------------------------------------

                                3,000,000 Shares

                    CardioDynamics International Corporation

                                  Common Stock

                               _________________

     These 3,000,000 shares are being sold by the Allen E. Paulson Living Trust as selling shareholder. Except for receipt of certain amounts in reimbursement of direct and indirect expenses of effecting registration of these shares, we will not receive any proceeds from the sale of shares by the selling shareholder. This offering is not being underwritten. The last reported sale price of our common stock on the Nasdaq National Market on September 10, 2001 was $5.501 per share.

                      Nasdaq National Market Symbol--CDIC

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6.

     The selling shareholder may offer and sell their shares in negotiated transactions or in the open markert following December 31, 2001. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

     The selling shareholder may sell shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder, the purchasers of the shares, or both.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               _________________

                      Prospectus dated September __, 2001

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US..................................     2
INFORMATION INCORPORATED BY REFERENCE...............................................     2
ABOUT CARDIODYNAMICS INTERNATIONAL CORPORATION......................................     4
RISK FACTORS........................................................................     6
FORWARD-LOOKING STATEMENTS..........................................................    14
USE OF PROCEEDS.....................................................................    14
SELLING SHAREHOLDER.................................................................    14
PLAN OF DISTRIBUTION................................................................    16
LEGAL MATTERS.......................................................................    16
EXPERTS.............................................................................    16

              WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3, including the exhibits and schedules thereto, under the Securities Act of 1933 with respect to the offering and sale of the common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and in each instance you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, will also be available to you on the SEC's web site. The address of this site is http://www.sec.gov.

                     INFORMATION INCORPORATED BY REFERENCE

     We incorporate by reference the documents listed below and any future filings made by us with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the registration statement of which this prospectus is a part until the sale of all of the shares of common stock that are part of this offering. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information from the date of the filing of such information. The documents that we are incorporating by reference are as follows:

  .  our annual report on Form 10-KSB for the year ended November 30, 2000;

  .  our quarterly report on Form 10-Q for the quarter ended February 28, 2001;

  .  our quarterly report on Form 10-Q for the quarter ended May 31, 2001; and

  . the description of our common stock contained in our registration statement on Form 8-A declared effective by the SEC on April 19, 1984, including any amendments or reports filed for the purpose of updating that description.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

     You may request a copy of these filings (other than exhibits unless such exhibits are specifically incorporated by reference therein) at no cost by writing or telephoning Ms. Bonnie Dupuis in our investor relations department at the following address and telephone number:

     CardioDynamics International Corporation
     6175 Nancy Ridge Drive, Suite 300
     San Diego, California 92121
     (858) 535-0202, extension 1005

                ABOUT CARDIODYNAMICS INTERNATIONAL CORPORATION

     CardioDynamics International Corporation is a medical technology and information solutions company that develops, manufactures, and markets noninvasive heart-monitoring devices using our proprietary impedance cardiography (ICG) technology, DISQ(TM) technology, and Zmarc(TM) algorithm.

     Our proprietary, patented technology noninvasively monitors the heart's ability to deliver blood to the body. Our products measure 12 hemodynamic (blood flow) parameters, the most significant of which is cardiac output, or the amount of blood pumped by the heart each minute. Our lead stand-alone product, the BioZ.com(R), has been cleared by the Federal Drug and Administration (FDA) and carries the CE mark. We sell to US physicians through our own direct sales force and distribute our products to domestic hospitals and targeted international markets through a strategic alliance with GE Medical Systems Information Technologies and a network of international distributors. In November 1998, Health Care Finance Administration (HCFA) mandated Medicare reimbursement for our BioZ(R) procedures and in January 2001, implemented uniform reimbursement throughout the United States. To date, we have an installed base of approximately 1,400 units in over 850 physician offices and hospital sites throughout the world.

     Our products help physicians assess, diagnose and treat cardiovascular disease, which is the number one killer of adults in the United States. According to the American Heart Association (AHA), approximately one in five Americans has some form of cardiovascular disease. The AHA estimates that over $300 billion was spent in the United States during 2000 as a result of cardiovascular disease and stroke. This figure includes both the direct costs associated with physicians and other professionals, hospital and nursing home services and medication and the indirect costs associated with lost productivity resulting from morbidity and mortality.

     Electrocardiogram (EKG) is a widely used noninvasive assessment of the heart that measures the electrical characteristics of the heart. Our ICG technology makes it possible to noninvasively measure the mechanical functioning of the heart. Conditions that can interfere with the proper mechanical functioning of the heart include hypertension (high blood pressure), congestive heart failure, pulmonary disease, high-risk pregnancy and kidney dysfunction. Our technology complements the EKG and supplements information obtained through the five vital signs - heart rate, respiration rate, body temperature, blood pressure and oxygen saturation - immediately, safely and cost effectively. We consider noninvasive cardiac output to be the "Sixth Vital Sign(TM)."

     The primary method currently being used to measure hemodynamic parameters is pulmonary artery catheterization (PAC). The invasive, costly and risky PAC procedure requires hospitalization and involves an incision into the patient's neck or groin region and the insertion of a catheter (plastic tube) through the heart directly into the pulmonary artery. Complications associated with this procedure occur in as many as one in four reported cases and include irregular heartbeats, infection, pulmonary artery rupture and death.

     Because of the high risk of complications, physicians generally prescribe PAC only for critically ill patients. Because PAC is not available in the physician's office or outpatient clinic, in the great majority of situations, the physician seeking to diagnose cardiovascular disease must indirectly assess the patient's hemodynamic status by measuring blood pressure, checking the pulse, looking at neck veins and employing subjective examination techniques that are prone to human error. A compelling need exists for objective, safe, cost-effective, noninvasive measurement tools, such as our BioZ(R) systems, that physicians can safely prescribe PAC more frequently and at an earlier stage in treatment.

     During ICG monitoring using our BioZ(R) systems, an undetectable electrical signal is transmitted through the chest via four proprietary sensors on the patient's neck and chest. Our sophisticated Digital Impedance Signal Quantifier (DISQ(TM)) technology and impedance modulating aortic compliance (ZMARC(TM)) algorithm analyze and record significant hemodynamic parameters. Based on this data, a physician can assess the patient's condition, customize treatment, monitor patient compliance and the effectiveness of prescribed medications and more accurately identify potential complications.

     Our objective is to establish the BioZ(R) product line as a standard of care in cardiovascular medicine. Specifically, our strategy is to:

 .  accelerate market penetration through our direct sales force;

 .  broaden our distribution channels through strategic relationships;

 .  secure additional recurring revenue through enhanced proprietary sensors;

 .  maintain market leadership through product improvements and extensions;

 .  target new market opportunities through technology development; and

 .  develop ICG products for home healthcare.

     We were incorporated as a California corporation in 1980 and changed our name in 1993. Our principal executive offices are located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, and our telephone number is 858-535-0202. Our common stock trades under the symbol CDIC on the Nasdaq-Amex National Market System. Our website address is www.cdic.com.

     Information contained in our web site should not be considered part of this prospectus. In this prospectus, the terms "we," "us," "our" and "CardioDynamics" mean CardioDynamics International Corporation (unless the context indicates another meaning).

     BioZ(R), BioZ.com(R), BioZ.sim(TM), BioZ.tel(TM), BioZ.pc(TM), BioZ.net(TM), BioZtect(TM), BioZ.buy(TM), Sixth Vital Sign(TM), DISQ(TM), ZMARC(TM), ZCare(R) and the CardioDynamics logo are our trademarks. All rights reserved. All other trademarks, servicemarks or trade names referred to in this prospectus are the property of their respective owners.

     You should read this entire prospectus carefully, as well as the documents incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

                                 RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We depend upon on our BioZ(R) product line, the market acceptance of which is in its early stages.

     Our future is dependent upon the success of the BioZ(R) product line and similar products that are based on the same core technology. The market for these products is in a relatively early stage of development and may never fully develop as we expect. The long-term commercial success of the BioZ(R) product line requires widespread acceptance of our products as safe, efficient and cost-effective. Widespread acceptance would represent a significant change in medical practice patterns. In the past, some medical professionals have hesitated to use ICG products because of limitations experienced with older, analog-based monitors. Invasive procedures, such as PAC, are generally accepted in the medical community and have a long history of use.

     We have sponsored and will continue to sponsor or conduct clinical trials. We cannot be certain that clinical trials will be completed, that they will have a positive outcome or that a positive outcome in these trials will be sufficient to promote widespread acceptance of our products within the medical community.

Technological change is difficult to predict and to manage.

     We face the challenges that are typically faced by companies emerging from the development phase. Our product line has required, and any future products will require, substantial development efforts and compliance with governmental clearance or approval requirements. We may encounter unforeseen technological or scientific problems that force abandonment or substantial change in the development of a specific product or process.

We must maintain and develop strategic relationships with third parties to increase market penetration of our product lines.

     We distribute our products to domestic hospitals and targeted international markets through our strategic alliance with GE Medical Systems Information Technologies. We intend to enter into similar agreements with other major patient monitoring companies and to establish technology partnerships with pacemaker and other medical product and technology companies. Widespread acceptance of our BioZ(R) products is dependent on our establishing and maintaining these strategic relationships with third parties and on the successful distribution efforts of third parties.

     Many aspects of our relationships with third parties, and the success with which third parties promote distribution of our products, are beyond our control. We may be unsuccessful in maintaining our existing strategic relationships and in identifying and entering into future development and distribution agreements with third parties.

Our success depends in part upon the availability of third-party reimbursement at adequate price levels.

     Our success will depend in part on the availability of adequate reimbursement from third-party healthcare payers, such as Medicare, private health insurers and managed care organizations. Third-party payers increasingly challenge the pricing of medical products and services. Third-party payers may not cover the cost of a device and related services, or they may place significant restrictions on the circumstances in which coverage will be available. In addition, reimbursement may not be at or remain at price levels adequate to allow medical professionals to realize an appropriate return on the purchase of our products.

We depend on management and other key personnel.

     We are dependent on a limited number of key management and technical personnel. The loss of one or more of our key employees may hurt our business if we are unable to identify other individuals to provide us with similar services. We do not maintain "key person" insurance on any of our employees. In addition, our success depends upon our ability to attract and retain additional highly qualified sales, management, manufacturing and research and development personnel. We face intense competition in our recruiting activities and may not be able to attract or retain qualified personnel.

We depend on Rivertek Medical Systems and other third parties for development and manufacturing services.

     Our strategy for development and commercialization of some of our products depends upon entering into various arrangements with third parties and upon the subsequent success of these parties in performing their obligations. We may not be able to negotiate acceptable arrangements in the future, and our existing arrangements may not be successful. We rely heavily on contracted development services, particularly from Rivertek Medical Systems, Inc. Also, we currently assemble our products from components manufactured by a limited number of manufacturers. Therefore, we are dependent on component and subassembly manufacturers. If we experience a termination, modification or disruption of any of our development or manufacturing arrangements, we may be unable to deliver products to our customers on a timely basis, which may lead to customer dissatisfaction and damage to our reputation.

We may not have adequate intellectual property protection.

     Although we believe that we have effective patent protection, our patents and proprietary technology may not be able to prevent competition by others. Our lead patent expired in May 2001. In addition, in the future our products may be found to infringe upon the rights of others. From time to time, we have received communications from third parties asserting that features of some of our products may infringe on the intellectual property rights of others. Any claims resulting in intellectual property litigation, whether defensive or offensive, would have no certain outcome other than to drain our resources.

     The validity and breadth of claims in medical technology patents involve complex legal and factual questions. Future patent applications may not be issued, the scope of any patent protection may not exclude competitors, and our patents may not provide competitive advantages to us. Our patents may be found to be invalid, and other companies may claim rights in or ownership of the patents and other proprietary rights held or licensed by us. Also, our existing patents may not cover products that we develop in the future. Moreover, when our key patents expire, the inventions will enter the public domain.

     Since patent applications in the United States are maintained in secrecy until patents issue, our patent applications may infringe patents that may be issued to others. If our products were found to infringe patents held by competitors, we may have to modify our products to avoid infringement, and it is possible that our modified products would not be commercially successful.

We face competition from other companies and technologies.

     We compete with other companies that are developing and marketing noninvasive hemodynamic monitors. We are also subject to competition from companies that support invasive technologies. Many of these companies have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than we do. The introduction by others of products embodying new technologies and the emergence of new industry standards may render our products obsolete and unmarketable. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of our products. Accordingly, the life cycles of our products are difficult to estimate. To compete successfully, we must develop and introduce new products that keep pace with technological advancements, respond to evolving consumer requirements and achieve market acceptance. We may be unable to develop new products that address our competition.

     Our business plan contemplates an income stream from sales of disposable sensors that are compatible with an installed base of our monitors. We may be subject to price competition from other sensor manufacturers whose products are also compatible with our monitors. To mitigate this we successfully developed proprietary sensor technology that provides enhanced features to our customers and promotes the exclusive use of our proprietary sensors with our equipment.

     The current widespread acceptance of PAC, and the lack of widespread acceptance of noninvasive technologies like ours, is an important competitive disadvantage that we must overcome. In addition, our current and potential competitors may establish cooperative relationships with large medical equipment companies to gain access to greater research and development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

The cost and availability of power in the State of California is subject to uncertainty.

     In late 2000 and continuing into 2001, the State of California has been subject to a deterioration in the ability of major utilities to provide energy for the State's needs. In Northern California, the crisis has resulted in "rolling blackouts" where certain areas are not provided with any electricity for periods of up to two hours. To date the most immediate impact has been the significant increase in power rates for most users, including us. In addition, the major utility providers are purchasing power on a "spot" basis. The cost of such purchases has exceeded their ability to fully collect the increases from their customers. Any future interruption in power or further increases in power costs could delay production or increase our operating costs and could have a material adverse effect on our operations.

We have no experience with home healthcare.

     We intend to enter the home healthcare market through strategic relationships with other parties. We have not concluded any agreements or understandings with any third parties, and we may not be able to enter into any arrangements on terms satisfactory to us. Even if we are successful in negotiating acceptable arrangements with third parties, the parties may not perform their obligations to us for reasons beyond our control. If we are not able to negotiate arrangements with other parties to implement our home healthcare strategy, or if such arrangements, once negotiated, are not successful, we will not be able to meet our business objectives in this area.

We have a history of losses and may experience continued losses.

     We have experienced losses every year. These losses have resulted because we have expended more money in the course of researching, developing and enhancing our technology and products and establishing our sales, marketing and administrative organizations than we have generated in revenues.

We expect that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities, expand our operations and continue to develop our technology. It is possible that we will never achieve or sustain the revenue levels required for profitability.

We may need additional capital, which may be unavailable.

     The commercialization of our product line and the development and commercialization of any additional products may require greater expenditures than expected in our current business plan. Our capital requirements will depend on numerous factors, including:

  . our rate of sales growth, as fast growth may actually increase our need for additional capital to hire additional staff, purchase additional component inventories, finance the increase in accounts receivable and supply additional support services;

  . our progress in marketing-related clinical evaluations and product development programs, all of which will require additional capital;

  . our receipt of, and the time required to obtain, regulatory clearances and approvals--the longer regulatory approval takes, the more working capital we will need to support our regulatory and development efforts in advance of sales;

  . the level of resources that we devote to the development, manufacture and marketing of our products--any decision we make to improve, expand or simply change our process, products or technology will require increased funds;

  . facilities requirements--as we grow we may need additional manufacturing, warehousing and administration facilities and the costs of the facilities would be borne long before any increased revenue from growth would occur;

  . market acceptance and demand for our products--although growth may increase our capital needs, the lack of growth and continued losses would also increase our need for capital; and

  . financing strategies--our attempt to accelerate the otherwise lengthy purchasing processes of hospitals by offering leasing programs as an alternative to outright purchasing and by providing purchasers with extended payment terms and financing options will require additional capital.

     We may be unable to predict accurately the timing and amount of our capital requirements. We may be required to raise additional funds through public or private financing, bank loans, collaborative relationships or other arrangements earlier than expected. It is possible that banks, venture capitalists and other investors may perceive our capital structure, our history of losses or the need to achieve widespread acceptance of our technology as too great a risk to bear. As a result, additional funding may not be available on attractive terms, or at all. If we cannot obtain additional capital when needed, we may be forced to agree to unattractive financing terms, to change our method of operation or to curtail our operations.

We may not be able to manage growth.

     If successful, we will experience a period of growth that could place a significant strain upon our managerial, financial and operational resources. Our infrastructure, procedures and controls may not be adequate to support our operations and to achieve the rapid execution necessary to successfully market our products. Our future operating results will also depend on our ability to expand our direct sales force and our internal sales, marketing and support staff. If we are unable to manage future expansion effectively, our business, results of operations and financial condition will suffer, our senior management will be less effective, and our revenues and product development efforts may decrease.

Our quarterly operating results frequently vary due to factors outside our control.

     We have experienced and expect to continue to experience fluctuations in quarterly operating results as a result of a number of factors. We cannot control many of these factors, which include the following:

     .  the timing and number of new product introductions;

     .  the mix of sales of higher and lower margin products in a quarter;

     .  the market acceptance of our products;

     . development and promotional expenses relating to the introduction of new products or enhancements of existing products;

     .  product returns;

     .  changes in pricing policies by us and our competitors;

     .  the timing of orders from major customers and distributors; and

     .  delays in shipment.

     For these reasons, you should not rely on period-to-period comparisons of our financial results as indications of future results.

We may not continue to receive necessary FDA clearances or approvals.

     Our products and activities are subject to extensive, ongoing regulation by the Food and Drug Administration and other governmental authorities. Delays in receipt of, or failure to obtain or maintain, regulatory clearances and approvals, or any failure to comply with regulatory requirements, could delay or prevent our ability to market our product line.

We may not receive approvals by foreign regulators, which are necessary for international sales.

     Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary from country to country. If we, or our international distributors, fail to obtain or maintain required pre-market approvals or fail to comply with foreign regulations, foreign regulatory authorities may require us to file revised governmental notifications, cease commercial sales of our products in the applicable countries or otherwise cure the problem. Such enforcement action by regulatory authorities may be costly.

     In order to sell our products within the European community, we must comply with the European community's medical device directive. The CE marking on our products attests to this compliance. Future regulatory changes may limit our ability to use the CE mark, and any new products we develop may not qualify for the CE mark. If we lose this authorization or fail to obtain authorization on future products, we will not be able to sell our products in the European community.

Members of our board of directors control a large percentage of our common stock and may influence our decisions.

     J. Michael Paulson and James C. Gilstrap, both of whom are members of our board of directors, beneficially own approximately 27% of the outstanding shares of our common stock as of September 10, 2001. Accordingly, Messrs. Paulson and Gilstrap are able to substantially influence us and our affairs and business, including any future issuances of common stock or other securities, merger and acquisition decisions, declaration of dividends and the election of directors. In addition, our stock price and our ability to raise capital could be injured if these shareholders were to sell a significant portion of their holdings on the open market.

We do not know the effects of healthcare reform proposals.

     The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the United States, comprehensive programs have been proposed that seek to increase access to healthcare for the uninsured, control the escalation of healthcare expenditures within the economy and use healthcare reimbursement policies to balance the federal budget.

     We expect that Congress and state legislatures will continue to review and assess healthcare proposals, and public debate of these issues will likely continue. We cannot predict which, if any, of such reform proposals will be adopted and when they might be adopted. Other countries also are considering healthcare reform. Significant changes in healthcare systems could have a substantial impact on the manner in which we conduct our business and could require us to revise our strategies.

We are subject to product liability claims and product recalls that may not be covered by insurance.

     The nature of our business exposes us to risks of product liability claims and product recalls. Medical devices as complex as ours frequently experience errors or failures, especially when first introduced or when new versions are released. Our products are sometimes used in procedures where there is a high risk of serious injury or death. These risks will exist even with respect to those products that have received, or may in the future receive, regulatory clearance for commercial sale.

     We did not carry product liability insurance during some periods before May 15, 1995. We currently maintain product liability insurance at $20,000,000 per occurrence and $20,000,000 in the aggregate. Our product liability insurance may not be adequate. In the future, insurance coverage may not be available on commercially reasonable terms, or at all. In addition, product liability claims or product recalls could damage our reputation even if we have adequate insurance coverage.

Our common stock is subject to price volatility.

     The market price of our common stock has been and is likely to continue to be highly volatile. Our stock price could be subject to wide fluctuations in response to various factors beyond our control, including:

  .  quarterly variations in operating results;

  .  changes in, or failure to meet, financial estimates of securities analysts;

  .  the rate of adoption by physicians of ICG technology in targeted markets;

  .  the timing of patent and regulatory approvals;

  .  the timing and extent of technological advancements;

  .  results of clinical studies;

  . the sales of our common stock by affiliates or other shareholders with large holdings; and

  .  general market conditions.

     Our future operating results may fall below the expectations of securities industry analysts or investors. Any such shortfall could result in a significant decline in the market price of our common stock. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices of the stock of many medical device companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may directly influence the market price of our common stock.

We may be required to issue additional shares of common stock at prices that are below then market value.

     The holders of warrants to purchase our common stock could require us to issue additional shares of common stock to them pursuant to anti-dilution rights. These rights would cause us to issue additional common stock upon exercise of their warrants if we sell common stock at a price less than the exercise price of their warrants. If we need to sell common stock at a time when the market price for our shares is depressed, these anti-dilution rights could further depress the market price and impair our ability to raise needed capital.

Our international sales expose us to unique risks.

     In fiscal 2000, international sales accounted for approximately 9% of our revenue. We believe that international sales will represent a meaningful portion of our revenue in the future. We rely on GE Medical Systems Information Technologies and other regional distributors to assist us with our international operations. In addition, we are exposed to risks from international sales, which include unexpected changes in regulatory requirements, tariffs and other barriers and restrictions and reduced protection for intellectual property rights. Moreover, fluctuations in the rates of exchange may increase the price in local currencies of our products in foreign markets and make our products relatively more expensive than competitive products.

Common stock which is available for immediate resale may depress our market price.

     We have filed registration statements with the Securities and Exchange Commission covering the potential resale by our shareholders of up to 19,882,000 shares of common stock (including the shares of common stock covered by this registration statement and other registration statements filed concurrently with this registration statement), the majority of which have not been sold. The existence of a substantial number of shares of common stock subject to immediate resale could depress the market price for our common stock and impair our ability to raise needed capital.

A low stock price could result in our being de-listed from the Nasdaq National Market and subject us to regulations which could reduce our ability to raise funds.

     If our stock price were to drop below $1.00 per share and remain below $1.00 per share for an extended period of time, or if we fail to maintain other Nasdaq criteria, Nasdaq may de-list our common stock from the Nasdaq-Amex National Market. In such an event, our shares could only be traded on over-the-counter bulletin board systems. This method of trading could significantly impair our ability to raise new capital.

     In the event that our common stock was de-listed from the Nasdaq National Market due to low stock price, we may become subject to special rules, called penny stock rules, that impose additional sales practice requirements on broker-dealers who sell our common stock. The rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the market for penny stocks. The broker-dealer also must disclose the commissions payable both to the broker-dealer and the registered representative and current quotations for the securities, and monthly statements must be sent disclosing recent price information.

     In the event that our common stock becomes characterized as a penny stock, our market liquidity could be severely affected. The regulations relating to penny stocks could limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers in this offering to sell their common stock in the secondary market.

We do not intend to pay dividends in the foreseeable future.

     We do not intend to pay any cash dividends on our common stock in the foreseeable future. Payment of such cash dividends would, in any event, be prohibited or limited under the terms of our line of credit with Imperial Bank.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, strategies, intentions, beliefs or current expectations. These statements are expressed in good faith and we believe had a reasonable basis when expressed, but we cannot assure you that these expectations will be achieved or accomplished. Sentences in this prospectus containing verbs such as "plan," "intend," "anticipate," "target," "predict," "estimate," "believe" or "expect," or future-tense or conditional constructions (such as "will," "may," "could," "should," etc.) constitute forward-looking statements that involve risks and uncertainties. Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, trends or operating results also constitute such forward-looking statements. These statements are only predictions and actual results could differ materially. Certain factors that might cause such a difference are discussed throughout this prospectus, including the section entitled "Risk Factors" on pages 6 to 13 of this document.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The considerations discussed in "Risk Factors" and elsewhere in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in "Risk Factors" and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

     You should read and interpret any forward-looking statements in conjunction with our most recent annual report on Form 10-KSB, our quarterly reports on Form 10-Q and our other SEC filings, as well as the considerations discussed in "Risk Factors."

     Any forward-looking statement speaks only as of the date that we made the statement, and we do not undertake to update the disclosures contained in this prospectus or reflect events or circumstances that occur subsequently or the occurrence of unexpected events.

                                USE OF PROCEEDS

     Except for receipt of certain amounts in fees and in reimbursement of direct and indirect expenses of effecting registration of these shares, we will not receive any proceeds from the sale of the shares by the selling shareholder. All proceeds from the sale of the shares will be for the account of the selling shareholder, as described below. See "Selling Shareholder" and "Plan of Distribution" below.

                              SELLING SHAREHOLDER

     The Allen E. Paulson Living Trust holds shares originally acquired by the late Allen E. Paulson on behalf of the Trust. Allen E. Paulson served as both member of our board of directors from February 1995 to July 2000, and co-chairman of our board of directors from June 1996 to July 2000. J. Michael Paulson, one of the current members of our board of directors, is co-trustee and co-executor of the Trust.

     The Trust anticipates the need to sell shares from time to time in one or more transactions to meet various needs and objectives of the Trust. To facilitate the orderly sale of shares by the Trust, we agreed that we would file a registration statement on Form S-3 with respect to these 3,000,000 shares and would use our best efforts to cause such registration statement to be declared effective. Accordingly, we filed with the Commission a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time. We also agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective for a period of two (2) years from the effective date of this registration statement, or until all of the shares of common stock offered hereby have been re-sold by the Trust or are otherwise eligible for re-sale absent registration under the Securities Act. The Trust has agreed to reimburse us for our direct registration expenses up to $25,000 and has further agreed, in the event we introduce the Trust to any purchasers of the shares registered pursuant to this registration statement, to pay us a fee equal to 3.5% of the gross purchase price paid for such shares by such purchasers to reimburse us for additional direct and indirect expenses incurred in registration of the shares offered hereby and to compensate us for introducing any purchasers of shares to the Trust.

     The following table sets forth the name of the selling shareholder, the number of shares of our common stock which the selling shareholder owned prior to the offering and the number of shares of our common stock which may be offered pursuant to this prospectus.

                                     Shares                                             Shares
                                  Beneficially                                       Beneficially
                                 Owned Prior to                                       Owned After
                                  Offering (1)               Number of               Offering (3)
       Selling              -------------------------       Shares Being       -------------------------
     Shareholder              Number      Percentage    Offered for Sale (2)     Number      Percentage
     -----------              ------      ----------    --------------------     ------      ----------
The Allen E. Paulson
Living Trust (4)            8,998,199         19.7%           3,000,000        5,998,199         13.1%

__________________

(1) Calculated based on Rule 3d-3(i) of the Exchange Act, using 45,722,522 shares of common stock outstanding as of September 10, 2001.

(2) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(3)  Assumes the sale of all shares that may be sold in the offering.

(4) Includes 7,990,235 shares of common stock held in the Allen E. Paulson Living Trust and 59,000 shares beneficially owned by the Trust, by virtue of its right to acquire such shares from us under stock options now exercisable or exercisable within 60 days. Also includes 831,200 shares of common stock held by, and 14,000 shares beneficially owned by J. Michael Paulson, co-executor and co-trustee of the Trust, by virtue of his right to acquire such shares from us under stock options now exercisable or exercisable within 60 days. The Trust disclaims beneficial ownership of the shares held by J. Michael Paulson. Includes 103,764 shares of common stock beneficially owned by CardioDynamics Holding, LLC, of which the estate is a member with a majority interest.

                             PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling shareholder. All costs, expenses and fees incurred by us in connection with the registration of the shares offered hereby, up to a maximum of $25,000 in the aggregate, will be reimbursed by the selling shareholder. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder or the purchaser, as the case may be.

     From time to time after the effectiveness of this registration statement (of which this prospectus is a part), sales of shares may be effected by the selling shareholder in private negotiated transactions, at fixed or negotiated prices. In addition, from and after December 31, 2001, public sales of up to an aggregate of 500,000 shares in each calendar month may be effected by the selling shareholder from time to time in one or more types of transactions (which may include block transactions), including, without limitation, on the Nasdaq National Market (or any successor securities exchange or quotation system), in the over-the-counter market, through put or call transactions relating to the shares, through short sales of shares, a combination of such methods of sale, or in any other manner permitted by applicable securities laws at market prices prevailing at the time of sale. Such transactions may or may not involve brokers or dealers. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities registered hereunder, nor is there an underwriter or coordinating broker acting in connection with any proposed sale of shares registered hereunder by the selling shareholder. The selling shareholder may enter into such arrangements or agreements in the future.

     The selling shareholder may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer could be in excess of customary commissions).

     The selling shareholder and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Because the selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

     The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided the sale meets the criteria and conforms to the requirements of such Rule.

     When the selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

     . the name of the selling shareholder and of the participating broker-dealers,

     .  the number of shares involved,

     .  the price at which the shares were sold,

     . the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

     . that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and

     .  other facts material to the transaction.

     The selling shareholder will be indemnified by us against certain claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith. We will be indemnified by the selling shareholder to a limited extent, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                 LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop LLP, San Diego, California.

                                    EXPERTS

     The financial statements of CardioDynamics International Corporation as of November 30, 2000 and 1999 and for each of the years in the two-year periods ended November 30, 2000 have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.....................   $   4,308.75
Accounting fees and expenses*...........................................       3,000.00
Legal fees and expenses*................................................      20,000.00
Printing and engraving fees*............................................         500.00
Miscellaneous fees and expenses*........................................       2,191.25
                                                                              ---------
     Total                                                                 $  30,000.00
                                                                              =========
_______________________

*  Estimated


Item 15.  Indemnification of Directors and Officers.

     California Law permits indemnification of officers, directors and other corporate agents under specified circumstances and subject to specified limitations. Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, with the approval of our board of directors and our shareholders, we have entered into separate indemnification agreements with our directors, officers and some of employees which require us, among other things, to indemnify them against liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms.

     These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification is being sought nor are we aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of ours.

     We have obtained liability insurance for the benefit of our directors and officers.

Item 16.  Exhibits.

     The following exhibits are filed with this registration statement:

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1 Form of common stock certificate (incorporated by reference to the exhibit of the same number included in our registration statement on Form 8-A declared effective on April 19, 1984 (File No. 000-11868)).

4.2 Letter Agreement, dated September 10, 2001 by and between the Registrant and the Allen E. Paulson Living Trust.

5.1            Opinion of Pillsbury Winthrop LLP.

23.1           Consent of KPMG LLP, independent auditors.

23.2           Consent of Pillsbury Winthrop LLP  (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page contained in Part II of this registration statement).

Item 17.  Undertakings.

     We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     In addition, we hereby undertake:

     (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 14, 2001.

                                   CardioDynamics International Corporation

                                   By: /s/ Michael K. Perry
                                      -----------------------------------------
                                      Michael K. Perry
                                      Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Perry and Stephen P. Loomis and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                 Title                               Date

/s/ Michael K. Perry
--------------------------------        Chief Executive Officer and Director             September 14, 2001
Michael K. Perry                        (Principal Executive Officer)

/s/ Stephen P. Loomis
--------------------------------        Vice President, Finance and Chief                September 14, 2001
Stephen P. Loomis                       Financial Officer (Principal Financial and
                                        Accounting Officer)

/s/ Connie R. Curren
--------------------------------        Director                                         September 14, 2001
Connie R. Curren, Ed.D. RN

/s/ Jacques C. Douziech
--------------------------------        Director                                         September 14, 2001
Jacques C. Douziech

/s/ Cam L. Garner
--------------------------------        Director                                         September 14, 2001
Cam L. Garner

/s/ James C. Gilstrap
--------------------------------        Director                                         September 14, 2001
James C. Gilstrap

/s/ Richard O. Martin
--------------------------------        Director                                         September 14, 2001
Richard O. Martin, Ph.D.

/s/ J. Michael Paulson
--------------------------------        Director                                         September 14, 2001
J. Michael Paulson

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   EXHIBITS

                                      TO

                                   FORM S-3

                                     UNDER

                            SECURITIES ACT OF 1933

                   CARDIODYNAMICS INTERNATIONAL CORPORATION

                                 EXHIBIT INDEX
                                 -------------
Exhibit
Number       Exhibit
------       -------

  4.1 Form of Common Stock Certificate (incorporated by reference to the exhibit of the same number included in our registration statement on Form 8-A declared effective on April 19, 1984 (File No. 0-11868).

  4.2 Letter Agreement dated September 10, 2001 by and between the Registrant and the Allen E. Paulson Living Trust

  5.1        Opinion of Pillsbury Winthrop LLP.

 23.1        Consent of KPMG LLP, independent auditors.

 23.2        Consent of Pillsbury Winthrop LLP  (included in Exhibit 5.1).

 24.1 Power of Attorney (included in the signature page contained in Part II of this registration statement).